UNITED STATES

 SECURITIES AND EXCHANGE COMMISSION

 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 18, 2014

MACKINAC FINANCIAL CORPORATION

(previous filings under the name NORTH COUNTRY FINANCIAL CORPORATION)

 (Exact name of registrant as specified in its charter)

Michigan	0-20167	38-2062816
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

130 South Cedar Street, Manistique, MI	49854
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 343-8147

Not Applicable

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On March 18, 2014, Mackinac Financial Corporation, a Michigan corporation (the “Company”) entered into indemnification agreements with each member of the Company’s Board of Directors (the “Board”) (with the exception of Mr. Steinhardt, who previously entered into a substantially similar indemnification agreement with the Company) and each Named Executive Officer (each, a “NEO”). The indemnification agreements indemnify each of the members of the Board and the NEOs against expenses or liabilities incurred in connection with the investigation, defense, settlement or appeal of any proceeding associated with the indemnitee being an agent of the Company or by reason of anything done or not done by the indemnitee in such capacity, in each case to the fullest extent allowable by Michigan law. The form of indemnification agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.01 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Also on March 18, 2014, the Board of the Company approved and adopted amended and restated Bylaws of the same date (the “Amended and Restated Bylaws”) amending certain provisions of our existing Bylaws.  The Amended and Restated Bylaws also include certain clarifying, conforming, and modernizing changes as follows.

•                  Capital Shares:  The Board made changes to modernize the procedures regarding certificated and uncertificated shares, transfers of shares, and declarations of dividends.

•                  Business at Annual Meeting:  The Board made changes designed to (i) modify the procedures for shareholder proposals for business at the annual meeting, (ii) bring such procedures in line with modern public company practice, and (ii) modernize annual meeting procedures to address issues raised by meetings held by way of remote communication.

•                  Directors:  The Board made changes to certain Board procedural matters including: (i) adding an express provision allowing Board members to be removed for cause consistent with Michigan law; (ii) bringing committee appointments and delegations authority in line with modern public company practice; and (iii) modernizing Board meeting procedures to address issues raised by meetings held by way of remote communication.  The Amended and Restated Bylaws retained the classified Board structure.

•                  Indemnification:  The Board made changes to the provisions requiring indemnification of officers and directors designed to simplify the indemnification procedures and conform to current Michigan law.

•                  Amendment Process:  The Board made changes to the procedures for amending the Amended and Restated Bylaws, including requiring a supermajority of the Board to amend: (i) the procedures regarding the composition of the Board; (ii) the indemnification duties of the Company; and (iii) the amendment provision itself.

The foregoing summary of the Amended and Restated Bylaws is qualified in its entirety by reference to the text of our Amended and Restated Bylaws, a copy of which is attached as Exhibit 3.1 hereto and incorporated by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

The following exhibits are filed as part of this report:

No.	Description

3.1	Third Amended and Restated Bylaws of Mackinac Financial Corporation

10.1	Form of Director and Officer Indemnification Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mackinac Financial Corporation
(Registrant)

March 24, 2014	/s/ Ernie R. Krueger
(Date)	Ernie R. Krueger
Executive Vice President/Chief Financial Officer

EXHIBIT INDEX

No.	Description

3.1	Third Amended and Restated Bylaws of Mackinac Financial Corporation

10.1	Form of Director and Officer Indemnification Agreement